Exhibit 3.1.8

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 884-5708	Entity #
Website: secretaryofstate.biz	C4529-1988

Document Number:
20050236754-24

Date Filed:
Certificate of Correction (PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)	6/16/2005 3:00:48 PM
In the office of

Dean Heller
Secretary of State

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1.	The name of the entity for which correction is being made:
TIME AMERICA, INC.

2.	Description of the original document for which correction is being made:
Certificate of Amendment to Articles of Incorporation of Vitrix, Inc.

3.	Filing date of the original document for which correction is being made: April 2, 2001

4.	Description of the inaccuracy or defect.
Article Fourth incorrectly states in the first sentence the par value of common stock as $.01 per share.

5.	Correction of the inaccuracy or defect.
The first sentence of Article Fourth is deleted in its entirety and the following sentence is substituted in lieu thereof:

The authorized capital stock of the Corporation is sixty million (60,000,000) shares divided into fifty million (50,000,000) shares of common stock, par value $.005 per share, and ten million (10,000,000) shares of preferred stock, par value $.01 per share.

6.	Signature:

Authorized Signature	Title*	Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director is stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule>	Nevada Secretary of State AM Correction 2003